Exhibit 10.1

EXECUTION VERSION

EXTENSION AND AMENDMENT AGREEMENT dated as of October 17, 2019 (this “Agreement”), among NORTHROP GRUMMAN CORPORATION, NORTHROP GRUMMAN SYSTEMS CORPORATION, the ISSUING BANKS party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement dated as of August 17, 2018 (the “Credit Agreement”), among Northrop Grumman Corporation, a Delaware corporation (the “Borrower”), Northrop Grumman Systems Corporation, a Delaware corporation (the “Guarantor”), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.  Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower pursuant to the terms and subject to the conditions set forth therein.

WHEREAS, the Borrower has requested that (a) the Maturity Date be extended from August 17, 2023 to August 17, 2024 and (b) the Credit Agreement be amended to effect certain other amendments as set forth herein.

WHEREAS, the Administrative Agent, each of the Issuing Banks and each of the Lenders party hereto is willing to consent to the extension of the Maturity Date and the other amendments to the Credit Agreement set forth herein, in each case, on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1.          Extension of the Maturity Date.  On and as of the First Amendment Effective Date (as defined below), the definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “August 17, 2023” with “August 17, 2024”.

SECTION 2.          Amendment.  (a)  Effective as of the First Amendment Effective Date, (i) the Credit Agreement (excluding the schedules (other than Schedule 2.01) and exhibits thereto, each of which shall remain as in effect immediately prior to the First Amendment Effective Date except as set forth herein) is hereby amended by inserting the language indicated in single or double underlined text (indicated textually in the same manner as the following examples: single-underlined text or double-underlined text) in Exhibit A hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Exhibit A hereto and (ii) Schedule 2.01 to the Credit Agreement is hereby amended and restated to be in the form of Schedule 2.01 hereto.

(b)        Effective as of the First Amendment Effective Date, the notice dated December 11, 2018, and given by the Borrower to the Administrative Agent pursuant to Section 1.04(a) of the Credit Agreement with respect to a change in accounting method related to the recognition of actuarial gains and losses for the pension and other postretirement benefit plans of the Borrower and its Subsidiaries shall be deemed to have been withdrawn, and determinations of Shareholders’ Equity under the Credit Agreement on and after the First Amendment Effective Date shall be made without giving effect to such notice.

(c)         Each Person whose name appears on Schedule 2.01 hereto acknowledges and agrees that, on and as of the First Amendment Effective Date, such Person shall be a Lender under the Credit Agreement and shall have a Commitment as set forth next to the name of such Person on Schedule 2.01 hereto.  Each party hereto acknowledges and agrees that, on and as of the First Amendment Effective Date, Schedule 2.01 hereto sets forth all of the Commitments of all the Lenders (and on and as of the First Amendment Effective Date no Person whose name does not appear on Schedule 2.01 hereto shall have, or shall be deemed to have, a Commitment under the Credit Agreement).

(d)          Each Person whose name appears on Schedule 2.01 hereto acknowledges and agrees that, on and as of the First Amendment Effective Date and without any further action on the part of any Issuing Bank or any other Person, each Issuing Bank shall have granted to such Person, and such Person shall have acquired from such Issuing Bank, a participation in each Letter of Credit issued by such Issuing Bank and outstanding on the First Amendment Effective Date equal to such Person’s Applicable Percentage (determined after giving effect to the transactions contemplated by this Agreement) of the aggregate amount available to be drawn under such Letter of Credit.

SECTION 3.          Representations and Warranties.  The Borrower represents and warrants to the other parties hereto that:

(a)          The execution, delivery and performance of this Agreement by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and stockholder action.  This Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)          As of the First Amendment Effective Date and after giving effect to the transactions contemplated hereby:

(i)          the representations and warranties of the Borrower set forth in Article III of the Credit Agreement (other than Sections 3.04(b), 3.06, 3.08 and 3.09) are true and correct in all material respects, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is true and correct on and as of such prior date; and

(ii)          no Default has occurred and is continuing.

SECTION 4.          Conditions to Effectiveness.  This Agreement shall become effective on the date (the “First Amendment Effective Date”) on which each of the following conditions is satisfied:

(a)          The Administrative Agent shall have received from the Borrower, the Guarantor, each Issuing Bank and each other Lender either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include an Electronic Transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)          The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent, the Issuing Banks and the Lenders and dated the First Amendment Effective Date) of (i) Cravath, Swaine & Moore LLP, counsel for the Borrower, and (ii) Jennifer C. McGarey, Esq., Corporate Vice President and Secretary, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel.  The Borrower hereby requests such counsel to deliver such opinions.

(c)          The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated hereby by each Loan Party and any other legal matters relating to the Loan Parties, this Agreement and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)          The Administrative Agent shall have received a certificate dated the First Amendment Effective Date and executed by a Financial Officer of the Borrower to the effect that the representations and warranties set forth in Section 3 hereof are true and correct in all material respects.

(e)          The Arrangers or the Administrative Agent, as applicable, shall have received (i) all fees due and payable on or prior to the First Amendment Effective Date to the Arrangers and the Lenders pursuant to the written agreements separately entered into by the Borrower, (ii) to the extent invoiced, reimbursement of all out-of-pocket expenses required to be reimbursed by the Borrower under the Credit Agreement and (iii) with respect to any Person that was a Lender immediately prior to the First Amendment Effective Date but has ceased to be a Lender immediately after giving effect to the First Amendment Effective Date, any accrued fees, interest or principal amounts owing to such former Lender under the Credit Agreement and outstanding on the First Amendment Effective Date.

The Administrative Agent shall promptly notify the Borrower, the Issuing Banks and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 5.          Reaffirmation of Guarantee.  The Guarantor hereby

unconditionally and irrevocably ratifies and reaffirms its obligations under the Credit Agreement and confirms that the Credit Agreement and its guarantee of the Obligations thereunder (including its guarantee of any Obligations arising as a result of this Agreement), continues to have full force and effect at law, notwithstanding this Agreement. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Agreement and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior the First Amendment Effective Date.

SECTION 6.          Effect of this Agreement.  (a)  Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, any Issuing Bank or any Lender under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)          On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby.  This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 7.          Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 8.          Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, and any separate letter agreements (including those delivered on or prior to the First Amendment Effective Date) with respect to fees payable with respect hereto constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by Electronic Transmission shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement may not be waived, amended or otherwise modified except in accordance with Section 10.02 of the Credit Agreement.

SECTION 9.           Headings.  The Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 10.         Incorporation by Reference.  The provisions of Sections 10.07, 10.09(b), 10.09(c), 10.09(d) and 10.10 of the Credit Agreement are hereby incorporated by reference as if set forth in full herein, mutatis mutandis.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

NORTHROP GRUMMAN CORPORATION,

by:	/s/ Stephen C. Movius
	Name:	Stephen C. Movius
	Title:	Corporate Vice President and Treasurer

[Signature Page to the Northrop Grumman Corporation Extension and Amendment Agreement]

NORTHROP GRUMMAN SYSTEMS CORPORATION, as Guarantor

by:	/s/ Stephen C. Movius
	Name:	Stephen C. Movius
	Title:	President and Treasurer

[Signature Page to the Northrop Grumman Corporation Extension and Amendment Agreement]

JPMORGAN CHASE BANK, N.A., individually, and as an Issuing Bank, a Lender and Administrative Agent,

by:	/s/ Robert P. Kellas
	Name:	Robert P. Kellas
	Title:	Executive Director

[Signature Page to the Northrop Grumman Corporation Extension and Amendment Agreement]

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

Wells Fargo Bank, National Association

by:	/s/ Adam Spreyer
	Name:	Adam Spreyer
	Title:	Director

For any Lender requiring a second signature block:

by:
Name:
Title:

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

CITIBANK, N.A., individually, and as an Issuing Bank and a Lender

by:	/s/ Susan Olsen
	Name:	Susan Olsen
	Title:	Vice President

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

Name of Lender:	Bank of America, N.A.

	by:	/s/ Prathamesh Kshirsagar
		Name:	Prathamesh Kshirsagar
		Title:	Vice President

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

BNP Paribas

by:	/s/ Kirk Hoffman
	Name:	Kirk Hoffman
	Title:	Managing Director

For any Lender requiring a second signature block:

by:	/s/ Monica Tilani
	Name:	Monica Tilani
	Title:	Vice President

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

CREDIT SUISSE AG, CAYMAN ISLAND BRANCH

by:	/s/ John D. Toronto
	Name:	John D. Toronto
	Title:	Authorized Signatory

by:	/s/ Christopher Zybrick
	Name:	Christopher Zybrick
	Title:	Authorized Signatory

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

GOLDMAN SACHS BANK USA,

by:	/s/ Rebecca Kratz
	Name:	Rebecca Kratz
	Title:	Authorized Signatory

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

MIZUHO BANK, LTD.,

by:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Executive Director

For any Lender requiring a second signature block:

by:
Name
Title

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

by:	MUFG Bank, Ltd.

/s/ Oscar Cortez
	Name:	Oscar Cortez
	Title:	Director

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

Name of Lender:	SUMITOMO MITSUI BANKING CORPORATION

	by:	/s/ Michael Maguire
		Name:	Michael Maguire
		Title:	Executive Director

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

Name of Lender:	U.S. Bank National Association

	by:	/s/ Ken Gorski
		Name:	Ken Gorski
		Title:	Vice President

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

Australia and New Zealand Banking Group Limited

by:	/s/ Robert Grillo
	Name:	Robert Grillo
	Title:	Director

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

Name of Lender:	STATE STREET BANK AND TRUST COMPANY

	by:	/s/ Adebusola Laguda
		Name:	Adebusola Laguda
		Title:	Vice President

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

THE BANK OF NEW YORK MELLON

by:	/s/ William M. Feathers
	Name:	William M. Feathers
	Title:	Director

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Diane Emanuel
	Name:	Diane Emanuel
	Title:	Managing Director

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

Name of Lender (with each Lender that is also an Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

UNICREDIT BANK AG, NEW YORK BRANCH

by:	/s/ Douglas Riahi
	Name:	Douglas Riahi
	Title:	Managing Director

For any Lender requiring a second signature block:

by:	/s/ Peter Daugavietis
	Name:	Peter Daugavietis
	Title:	Associate Director

SIGNATURE PAGE TO
THE EXTENSION AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT OF
NORTHROP GRUMMAN CORPORATION

First Abu Dhabi Bank USA N.V.:

by:	/s/ Husam Arabiat
Name: Husam Arabiat
Title: Country CEO, USA

by:	/s/ Pamela Sigda
Name: Pamela Sigda
Title: Country CFO, USA

Exhibit A
Changed Pages to Credit Agreement

~~EXECUTION VERSION~~
EXHIBIT A
to the Extension and Amendment Agreement
dated as of October 17, 2019
~~Deal CUSIP: 66681KAL6~~
~~Facility CUSIP: 66681KAM4~~

CREDIT AGREEMENT

dated as of

August 17, 2018,

among

NORTHROP GRUMMAN CORPORATION,

NORTHROP GRUMMAN SYSTEMS CORPORATION,

The LENDERS Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

WELLS FARGO SECURITIES, LLC
and
CITIBANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

WELLS FARGO BANK, NATIONAL ASSOCIATION
and
CITIBANK, N.A.,
as Syndication Agents

TABLE OF CONTENTS

Page

i

ii

ARTICLE X Miscellaneous

SECTION 10.01.	Notices	75
SECTION 10.02.	Waivers; Amendments	76
SECTION 10.03.	Expenses; Indemnity; Damage Waiver	~~78~~79
SECTION 10.04.	Successors and Assigns	80
SECTION 10.05.	Survival	84
SECTION 10.06.	Counterparts; Integration; Effectiveness	~~84~~85
SECTION 10.07.	Severability	85
SECTION 10.08.	No Reliance on Margin Stock	85
SECTION 10.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~85~~86
SECTION 10.10.	WAIVER OF JURY TRIAL	86
SECTION 10.11.	Headings	86
SECTION 10.12.	Confidentiality	~~86~~87
SECTION 10.13.	Interest Rate Limitation	87
SECTION 10.14.	Conversion of Currencies	~~87~~88
SECTION 10.15.	USA PATRIOT Act Notice	~~87~~88
SECTION 10.16.	No Fiduciary Relationship	88
SECTION 10.17.	Non-Public Information	~~88~~89
SECTION 10.18.	Markit Data	89
SECTION 10.19.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~90~~91

SCHEDULES:

Schedule 2.01	–	Commitments
Schedule 2.05	–	LC Commitments

ANNEXES:

Annex I	–	Pricing Categories

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Borrowing Request
Exhibit C	–	Form of Confidentiality Agreement
Exhibit D	–	Form of Interest Election Request
Exhibit E	–	Form of Letter of Credit Application
Exhibit F-1	–	Form of U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-2	–	Form of U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-3	–	Form of U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-4	–	Form of U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)

iii

CREDIT AGREEMENT dated as of August 17, 2018, among NORTHROP GRUMMAN CORPORATION, a Delaware corporation, as Borrower; NORTHROP GRUMMAN SYSTEMS CORPORATION, a Delaware corporation, as Guarantor; the LENDERS party hereto; and JPMORGAN CHASE BANK, N.A., as Administrative Agent and an Issuing Bank.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders and the Issuing Banks make extensions of credit to the Borrower in an aggregate principal amount not exceeding $2,000,000,000 at any time outstanding; and

WHEREAS, the Lenders and the Issuing Banks have agreed to make such extensions of credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the above premises and the agreements, provisions and covenants contained herein, the Borrower, the Guarantor, each Lender, each Issuing Bank and the Administrative Agent agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.          Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any transaction, or any series of related transactions, by which the Borrower or any of its Subsidiaries (a) acquires assets comprising all or substantially all of the assets of any Person or all or substantially all of the assets of a division, business or operating unit or product line of any Person or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (by percentage of voting power) of the Equity Interests in any Person that have ordinary voting power for the election of directors (or persons exercising comparable authority) (other than Equity Interests having such power only by reason of the happening of a contingency).

“Acquisition Indebtedness” means any Indebtedness of the Borrower or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, an Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to the Borrower and the Subsidiaries is contingent upon the substantially simultaneous consummation of such Acquisition (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition, or if such Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not Continuing Directors.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, whether enacted, adopted, promulgated or issued before or after the date of this Agreement.

“Charges” has the meaning assigned to such term in Section 10.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The ~~initial~~ amount of each Lender’s Commitment as of the First Amendment Effective Date is set forth on Schedule 2.01~~, or in the Assignment and Assumption or the documentation referred to in Section 2.08(d) pursuant to which such Lender shall have assumed or extended its Commitment, as applicable~~. The aggregate amount of the Lenders’ Commitments as of the First Amendment Effective Date is $2,000,000,000.

“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

“Competitive Bid Rate” means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request” means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Borrower.

“First Amendment” means the Extension and Amendment Agreement dated as of October 17, 2019, to this Agreement.

“First Amendment Effective Date” means October 17, 2019.

“Fixed Rate” means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

“Fixed Rate Loan” means a Competitive Loan bearing interest at a Fixed Rate.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Funded Debt” means any indebtedness for borrowed money (other than Loans and Letters of Credit under this Agreement) of the Borrower and/or one or more of its Restricted Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with Section 1.04.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantor” means Northrop Grumman Systems Corporation, a Delaware corporation and a direct wholly owned subsidiary of the Borrower, and its permitted successors.

“Hazardous Material” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Increase Effective Date” has the meaning assigned to such term in Section 2.08(d).

“Increasing Lender” has the meaning assigned to such term in Section 2.08(d).

Borrower may elect, and (c) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless (other than in the case of an Interest Period of one week), in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the preceding Business Day and (ii) any Interest Period (other than an Interest Period of one week) pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” has the meaning assigned to such term in the definition of LIBO Rate”.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means Wells Fargo Bank, National Association, JPMorgan, Citibank, N.A. and each other Person that shall have become an Issuing Bank hereunder as provided in Section 2.05(i), in each case in its capacity as an issuer of Letters of Credit hereunder (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(j)). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates (provided that the identity and creditworthiness of the Affiliate is reasonably acceptable to the Borrower), in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“Issuing Bank Agreement” has the meaning assigned to such term in Section 2.05(i).

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Judgment Currency” has the meaning assigned to such term in Section 10.14(b).

“LC Commitment” means, with respect to each Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. The amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.05, or in such Issuing Bank’s Issuing Bank Agreement or, in each case, is such other maximum

“Margin Stock” has the meaning ascribed to such term in Regulation U issued by the Board of Governors.

“Markit” means Markit Group Limited or any successor thereto.

“Markit Data” has the meaning assigned to such term in Section 10.18(a).

“Material Adverse Effect” means a material adverse effect (a) on the ability of the Loan Parties to perform their obligations under this Agreement, (b) on the validity or enforceability of this Agreement or (c) on the rights and remedies of the Lenders and the Administrative Agent under this Agreement, taken as a whole.

“Maturity Date” means August 17, 20232024, as such date may be extended by any or all Lenders pursuant to Section 2.20 or otherwise. In the event of any such extension by some, but less than all, Lenders, resulting in two or more Maturity Dates for different groups of Lenders, references herein to the Maturity Date shall be construed to refer to the applicable Maturity Date for each relevant group of Lenders.

“Maximum Applicable LC Participation Fee Rate” means, on any date, with respect to any Financial Letter of Credit or Performance Letter of Credit, the applicable rate per annum set forth on Annex I under the caption “Maximum Applicable LC Participation Fee Rate” for Financial Letters of Credit or Performance Letters of Credit, as the case may be, based on the Pricing Category of the Applicable Index Debt on such date.

“Maximum Applicable LIBOR Margin” means, at any time, with respect to any Eurodollar Revolving Loan, the applicable rate per annum set forth on Annex I under the caption “Maximum Applicable LIBOR Margin” based on the Pricing Category of the Applicable Index Debt on such date.

“Maximum Rate” has the meaning assigned to such term in Section 10.13.

“Minimum Applicable LC Participation Fee Rate” means, on any date, with respect to any Financial Letter of Credit or Performance Letter of Credit, the applicable rate per annum set forth on Annex I under the caption “Minimum Applicable LC Participation Fee Rate” for Financial Letters of Credit or Performance Letters of Credit, as the case may be, based on the Pricing Category of the Applicable Index Debt on such date.

“Minimum Applicable LIBOR Margin” means, at any time, with respect to any Eurodollar Revolving Loan, the applicable rate per annum set forth on Annex I under the caption “Minimum Applicable LIBOR Margin” based on the Pricing Category of the Applicable Index Debt on such date.

“MNPI” means material information concerning the Borrower and the Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.

Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b) or 10.02(c)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding business day by the NYFRB as an Overnight Bank Funding Rate ~~(from and after such date as the NYFRB shall commence to publish such composite rate)~~.

“Participant” has the meaning assigned to such term in Section 10.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 10.04(c)(i).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Performance Letter of Credit” means a Letter of Credit that constitutes a “performance-based standby letter of credit” as defined in 12 CFR Pt. 3, App. A.

“Permitted Encumbrances” means:

(a)          Liens imposed by law for Taxes that are not yet overdue by more than 60 days, or remain payable without penalty, or are being contested in good faith and by proper proceedings;

(b)        carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction contractors’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days (or, if such obligations are more than 60 days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Liens) or are being contested in good faith and by proper proceedings;

(c)         pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance or premiums related thereto and other social security laws, pension obligations, vacation pay, health, disability or other employee benefits and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d)          pledges and deposits made (i) to secure the performance of bids, tenders, trade contracts, governmental contracts, leases, statutory obligations (other than any obligation imposed pursuant to Section 430(k) of the Code or Sections 303(k) or 4068 of ERISA), surety, stay, customs and appeal bonds, performance and return-of-money bonds, completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Sections 2.01 and 2.03.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions- related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person that is owned (in the case of the term “Sanctioned Person” as used in reference to the Borrower, to the knowledge of the Borrower) or controlled by any such Person or Persons described in the foregoing clause (a).

“Sanctions” means all economic or financial sanctions (but not, for the avoidance of doubt, fees, penalties, forfeitures and similar consequences) or trade embargoes similar to those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State imposed, administered or enforced from time to time by (a) the U.S. government or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom. It is understood that the term Sanctions does not include debarment or suspension from contracting with the U.S. government, whether pursuant to Federal Acquisition Regulation subpart 9.4 or otherwise.

“Securities Act” means the United States Securities Act of 1933.

“Shareholders’ Equity” means, at any time, the consolidated shareholders’ equity of the Borrower that would be reported as total shareholders’ equity on a consolidated statement of financial position of the Borrower prepared as of such time; provided that, for purposes of calculating Shareholders’ Equity, (a) any accumulated other comprehensive income or loss, in each case as reflected on the consolidated statement of financial position of the Borrower in accordance with GAAP, shall be excluded ~~and~~. (b) a decrease of $5,897,000,000 to the retained earnings resulting from the change in accounting method related to the recognition of actuarial gains and losses for the pension and other postretirement benefit plans of the Borrower and its Subsidiaries, adopted for the fiscal year ended December 31, 2018, shall be disregarded (and the amount of Shareholders’ Equity shall be calculated as if such decrease had not occurred), (c) the cumulative amount of mark-to-market pension and other postretirement benefit or expense, in each case as reflected on the consolidated statements of earnings and comprehensive income, net of related tax effects, beginning with the fiscal year ending December 31, 2019, shall be excluded and (d) any non-cash asset impairments in an amount of up to $1,250,000,000 for the period from the Effective Date to the Maturity Date shall be excluded.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan using the actuarial assumptions applied in the Plan’s most recent valuation for purposes of complying with ASC Topic 715-30, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or an appointed trustee under of Title IV of ERISA.

“Unrestricted Subsidiary” means any Subsidiary designated as such pursuant to and in compliance with Section 1.06 and not thereafter redesignated as a Restricted Subsidiary pursuant to such Section; provided that no Significant Subsidiary, and no Subsidiary that owns any Equity Interests of any Restricted Subsidiary, shall be an Unrestricted Subsidiary.

“US Dollars” or “$” means the lawful money of the United States of America.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any currency other than US Dollars, the equivalent in US Dollars of such amount, determined by the Administrative Agent using the LC Exchange Rate with respect to such currency in effect for such amount on such date. The US Dollar Equivalent at any time of the amount of any Letter of Credit or LC Disbursement denominated in any currency other than US Dollars shall be the amount most recently determined as provided in Section 1.05.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(D)(2).“USA PATRIOT Act” means the USA PATRIOT Improvement and Reauthorization Act, Title III of Pub. L. 109-177 (signed into law March 9, 2009, as amended from time to time).

~~“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(D)(2).~~

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.          Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by

Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (iii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 1.05.          Currency Translation. The Administrative Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in a Designated Foreign Currency as of the date of issuance thereof and on the first Business Day of each calendar month on which such Letter of Credit is outstanding, in each case using the LC Exchange Rate for the applicable currency in effect on the date of determination, and each such amount shall be the US Dollar Equivalent of such Letter of Credit until the next required calculation thereof pursuant to this paragraph. The Administrative Agent shall in addition determine the US Dollar Equivalent of any Letter of Credit denominated in any Designated Foreign Currency as provided in Section 2.05. The Administrative Agent shall notify the Borrower and the applicable Issuing Bank of each calculation of the US Dollar Equivalent of each Letter of Credit and LC Disbursement.

SECTION 1.06.          Unrestricted Subsidiaries. The Borrower may, at any time and from time to time, designate any Subsidiary (other than any Significant Subsidiary or any Subsidiary that shall own any Equity Interests of any Restricted Subsidiary) as an Unrestricted Subsidiary by delivery of a written notice of such designation to the Administrative Agent; provided that (a) no Default shall exist at the time of any such designation and (b) immediately after giving effect to such designation, the aggregate combined assets of all Unrestricted Subsidiaries (including any Indebtedness of the Borrower or any Restricted Subsidiary owed to any Unrestricted Subsidiary) shall not exceed 15% of Consolidated Assets. The Borrower may, at any time and from time to time, designate any Unrestricted Subsidiary as a Restricted Subsidiary by delivery of written notice of such designation to the Administrative Agent. If, as of the end of any fiscal quarter or fiscal year, the aggregate combined assets of all Unrestricted Subsidiaries (including any Indebtedness of the Borrower or any Restricted Subsidiary owed to any Unrestricted Subsidiary) shall exceed 15% of Consolidated Assets, then the Borrower shall, not later than 30 days after the delivery of the certificate referred to in Section 5.01(c) with respect to such fiscal quarter or fiscal year, eliminate such excess by designating one or more Unrestricted Subsidiaries as Restricted Subsidiaries.

SECTION 1.07.          Interest Rates; LIBOR Notification.  The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.13(b) of this Agreement, such Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.13, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.13(b), will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 1.08.          Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

SECTION 2.01.          Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in US Dollars in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Revolving Loans.

SECTION 2.02.  Loans and Borrowings.  (a)  Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)          Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith,

Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

(e)          The Administrative Agent shall promptly notify each bidding Lender by Electronic Transmission whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f)          If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

SECTION 2.05.          Letters of Credit.  (a) General. Subject to the terms and conditions set forth herein, each Issuing Bank agrees to issue, upon request of the Borrower, Letters of Credit denominated in US Dollars or any Designated Foreign Currency approved by such Issuing Bank, for the account of the Borrower or the account of the Borrower and, jointly, for the account of any of its Subsidiaries in a form reasonably acceptable to such Issuing Bank (and to amend (in the form reasonably acceptable to such Issuing Bank), renew or extend Letters of Credit previously issued by it as requested by the Borrower), at any time and from time to time during the Availability Period. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (e) of this Section), to be a Letter of Credit issued hereunder ~~on the Effective Date~~. Except as to matters covered by agreements contained herein or otherwise expressly agreed by the relevant Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit. Notwithstanding anything contained in any letter of credit application or other agreement furnished to any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit, (A) in the event that such letter of credit application or other agreement includes representations and warranties, covenants and/or events of default that do not contain the materiality qualifiers, exceptions or thresholds that are applicable to the analogous provisions of this Agreement, or are otherwise more restrictive, the relevant qualifiers, exceptions and thresholds contained in this Agreement shall be deemed incorporated therein or, to the extent more restrictive, shall be deemed for purposes of such letter of credit application or other agreement to be the same as the analogous provisions of this Agreement and (B) in the event of any other inconsistency between the terms and conditions

Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non- Defaulting Lender’s increased exposure following such reallocation.

SECTION 2.20.  Extension  of Maturity Date.  (a)  The Borrower may, by notice to the Administrative Agent (which shall promptly notify the Lenders), request that each Lender extend such Lender’s Maturity Date to a date that is one year after the Maturity Date then in effect for such Lender (it being agreed at no time shall any such extended Maturity Date ~~result in a total maturity length of~~be more than ~~5~~five years ~~under this Agreement from~~after the effective date of any such extension) (the “Existing Maturity Date”).

(b)          Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 15 days after the date on which the Administrative Agent received the Borrower’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Maturity Date, an “Extending Lender”, and each other Lender, a “Non-Extending Lender”), provided that any Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non- Extending Lender. The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section promptly upon receiving notice thereof from such Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for extension of the Maturity Date.

(c)          The Borrower shall have the right, but shall not be obligated, on or before the Maturity Date applicable to any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more financial institutions (each, an “Additional Commitment Lender”) in accordance with the procedures set forth in Section 2.18(b). Prior to any Non-Extending Lender being replaced by one or more Additional Commitment Lenders pursuant hereto, such Non-Extending Lender may elect, in its sole discretion, by giving irrevocable notice thereof to the Administrative Agent and the Borrower (which notice shall set forth such Lender’s new Maturity Date), to become an Extending Lender.

(d)          If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Maturity Date and the new or increased Commitments of any Additional Commitment Lenders is more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extension Date, then, effective as of the first date on which the foregoing conditions shall have been satisfied (the “Extension Date”), the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date that has been requested by the Borrower pursuant to (and approved in accordance with) this Section, and each Additional Commitment Lender shall thereupon become a Lender for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder, provided that any extension of any Maturity Date pursuant to this Section shall be subject to the receipt by the Administrative Agent of a certificate dated such date and executed by a Financial Officer of the Borrower certifying that the conditions set forth in paragraphs (a) and (b) of Section 4.02 are satisfied.

is permitted hereunder;

(s)          Liens on the net cash proceeds of any Acquisition Indebtedness held in escrow by a third party escrow agent prior to the release thereof from escrow; ~~and~~

(t)          other Liens securing Indebtedness or other obligations; provided that immediately after giving effect to the creation, incurrence or assumption of any such Lien, the aggregate principal amount of all Indebtedness or any such other obligations of the Borrower and the Restricted Subsidiaries that is secured by Liens permitted by this clause (t) shall not exceed the greater of (i) 15% of Consolidated Net Tangible Assets as of the end of the then most recently completed fiscal quarter and (ii) $1,000,000,000~~.~~; and

(u)          Liens created pursuant to any contract with a customer of the Borrower or any Restricted Subsidiary in favor of such customer, provided that such Liens shall extend only to (i) work in progress and other property that is the subject of such contract and associated property, including equipment, inventory, goods, materials, general intangibles (including rights under subcontracts and general intangibles entered into by the Borrower or its Restricted Subsidiaries in connection with the performance of such contract), intellectual property, computer programs, computer software, source code, insurance rights, documents and records, and (ii) proceeds of any of the foregoing.

SECTION 6.02.          Fundamental Changes.  (a)  The Borrower will not consolidate with or merge into any other Person, or convey or transfer its consolidated properties and assets substantially as an entirety to any Person, unless: (i) the Borrower or another Person that is organized under the laws of the United States, any State thereof or the District of Columbia is the surviving Person of any such consolidation or merger or is the Person that acquires by conveyance or transfer the consolidated properties and assets of the Borrower substantially as an entirety; (ii) if a Person other than the Borrower is the surviving Person as described in clause (i) above or is the Person that acquires the consolidated property and assets of the Borrower substantially as an entirety, it shall expressly assume the performance of every obligation and covenant of this Agreement on the part of the Borrower to be performed or observed; (iii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and (iv) if the Borrower is not the surviving or acquiring Person, the Borrower shall deliver to the Administrative Agent (and, in the case of clause (C) below, each requesting Lender), (A) a certificate of a Financial Officer and an opinion of its General Counsel, each stating that such transaction complies with this Section and that all conditions precedent set forth in this Section for relating to such transaction have been complied with, (B) evidence of authority and legal opinions in respect of the surviving or acquiring Person comparable to those delivered under Section 4.01(b) and reasonably satisfactory to the Administrative Agent, and (C) all documentation and other information in respect of the surviving or acquiring Person required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(b)          Upon any consolidation by the Borrower with, or merger by the Borrower into, any Person described in Section 6.02(a)(i) or any conveyance or transfer of the consolidated properties and assets of the Borrower substantially as an entirety to any Person described in Section 6.02(a)(i), such Person into which the Borrower is merged or consolidated or to which